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                                                                    Exhibit 99.2

                                      Media Contact: David T. Lanzillo
                                                     607-377-8259
                                                     lanzillodt@worldkitchen.com
                                                     ---------------------------

             WORLD KITCHEN, INC. ANNOUNCES AMENDED CREDIT AGREEMENT,
      NEXT STEPS IN RESTRUCTURING PROGRAM, AND YEAR 2000 OPERATING RESULTS



  o COMPANY SUCCESSFULLY REACHES AGREEMENT TO AMEND AND RESTATE ITS SENIOR CREDIT FACILITY AND SECURES ADDITIONAL FINANCING COMMITMENTS.

  o ADDITIONAL RESTRUCTURING STEPS TAKEN TO IMPROVE COST STRUCTURE THROUGH CONSOLIDATION OF MANUFACTURING CAPACITY AND OUTSOURCING OF CERTAIN OPERATIONS.

  o SALES AND INCOME RESULTS FOR THE YEAR 2000 WERE BELOW COMPANY EXPECTATIONS DUE TO INTEGRATION AND SUPPLY ISSUES AND A WEAK FOURTH QUARTER RETAIL MARKET.


      ELMIRA, NEW YORK, April 16, 2001 - WKI Holding Company, Inc., which operates as World Kitchen, Inc., released full financial results for year 2000 and announced the next steps in a company-wide restructuring program to improve its cost structure.

      The Company also said that on April 12, 2001 it reached an agreement with its bank syndicate to amend and restate its senior credit facility. The Company also received an additional $50.0 million in long-term financing commitments. These commitments consist of an additional $25.0 million in connection with the amended and restated credit facility and a $25.0 million

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revolving credit facility from Borden, Inc., both maturing March 30, 2004, effective upon the termination of its current short-term line of credit from Borden.

      "The completion of our long-term financing plan is a major step forward in our effort to transform World Kitchen into the leader in the housewares industry," said Steven G. Lamb, president & CEO. "Backed by Borden's clear expression of support, and our amended bank agreement, World Kitchen can proceed with our new product investments and continuous improvement strategies to drive future business growth, customer satisfaction, and improved financial performance."

CREDIT AGREEMENT AMENDED, NEW LIQUIDITY SECURED

      On April 12, 2001, the Company reached agreement with its lenders to amend and restate its senior credit facility, under which the $292.0 million of term loans remain outstanding and the $275.0 million revolving credit facility remains in effect. The amended and restated credit agreement also waived the financial covenants for the quarter ended December 31, 2000, amended the future financial covenants beginning March 31, 2001, provided a first priority lien on substantially all of its and its subsidiaries' assets and a pledge of the stock of its subsidiaries, and obtained an additional secured revolving credit facility of $25.0 million, maturing on March 30, 2004.

      The Company also received an additional $25.0 million revolving credit facility from Borden, Inc., an affiliate of the Company's parent, maturing on March 30, 2004. Both facilities become effective upon the termination of its $40.0 million of revolving commitments from Borden to occur on the date that is 91 days after the perfection of the collateral under the Company's amended and restated senior credit facility.

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RESTRUCTURING PROGRAM UPDATE

      The Company, as part of an overall plan to increase cash flow and reduce warehousing costs, discontinued a significant number of its stock-keeping units
(SKUs) throughout all of its product lines. Additionally, the Company also accumulated a significant amount of excess inventory in certain of the Company's active SKUs that it intends to liquidate in 2001. The Company recorded a provision of $20.1 million in 2000 to adjust inventory to the lower of cost or market.

      In addition, in the fourth quarter of 2000 the Company made the decision to close 30 unprofitable Company-operated factory stores at various locations throughout the U.S. The cost of these closures is included in the Company's 2000 results.

      On April 3, 2001, World Kitchen announced a plan to restructure several aspects of the Company's manufacturing and distribution operations, a measure that will result in a restructuring charge of approximately $35 million, which will be recorded in the first half of 2001. The previously announced program includes three major components:

  o Exit from manufacturing at the Martinsburg, West Virginia facility for the CORNINGWARE and VISIONS product lines by the end of the first quarter 2002. The Company remains committed to these brands and is evaluating several alternative sources in order to ensure future product supply.

  o Consolidation of distribution operations at Waynesboro, Virginia into World Kitchen's existing distribution centers at Monee, Illinois and Greencastle, Pennsylvania. Waynesboro is expected to cease operations during the first quarter of 2002.

  o Significant restructuring of metal bakeware manufacturing at Massillon, Ohio to reduce costs.

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      On April 12, 2001, World Kitchen's Board of Directors approved the closure of the CHICAGO CUTLERY facility in Wauconda, Illinois as an additional step in the Company's restructuring plan. The Company expects to cease manufacturing at the facility and re-source the CHICAGO CUTLERY product line by year-end 2001. "This was a difficult decision because of the high quality, dedicated workforce at the plant," said Mr. Lamb, "but a necessary one in order to ensure that we can continue to profitably grow our cutlery business." This move will result in an additional charge of approximately $5.0 million, which will be recorded in the first half of 2001. Management is continuing to evaluate the necessity of additional restructuring measures, Mr. Lamb said.

2000 OPERATING RESULTS

      As previously announced, the Company reported 2000 net sales of $827.6 million, compared to $633.5 million in 1999. On a pro forma basis 2000 net sales were $813.5 million, compared to 1999 net sales of $818.6 million (assuming the late-1999 acquisitions of EKCO Group, Inc. and General Housewares Corporation had occurred on January 1, 1999 and excluding the commercial tableware and cleaning lines, which the Company exited in 1999 and 2000, respectively).

      The pro forma net sales decline of $5.1 million was due to supply shortages at the Company-operated factory stores, competitive pricing pressures on its EKCO brand product line, and weaker economic conditions in the fourth quarter of 2000.

      Offsetting some of the sales shortfall were the successful introduction of the PYREX STORAGE DELUXE product line and strong sales gains for OXO brand products, fueled by the successful introduction of new lines of kitchen tool, hardware and cutlery products. Sales gains

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for World Kitchen products were also achieved outside the United States, especially in Asia and Canada. The Company launched more than 75 new products during the course of 2000, which are expected to have a positive impact on 2001 performance.

      Net loss was $150.1 million in 2000, compared to a net loss of $34.5 million in 1999. The net figures include 2000 interest and income tax expenses of $75.0 million and $51.5 million, respectively, versus 1999 interest expense of $48.1 million and income tax benefit of $47.3 million.

      In addition, the 2000 results included higher than normal distribution costs primarily relating to operational inefficiencies associated with the start up of its Monee, Illinois distribution center. Also, selling, general and administrative expenses increased year over year primarily as a result of the Company's continued investment in new product development.

      EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $25.1 million in 2000 versus $7.4 million in 1999. Year 2000 EBITDA includes inventory-related costs of $20.1 million primarily related to closeout programs, $9.0 million in distribution and manufacturing-related costs which were not capitalized into inventory because of their non-recurring nature, and $26.6 million for integration-related expenses. 1999 EBITDA includes $69.0 million for restructuring and $9.2 million in integration-related expenses.

      World Kitchen's principal products are glass, glass ceramic and metal cookware, bakeware, kitchenware, tabletop products and cutlery sold under well-known brands including CORNINGWARE, PYREX, CORELLE, VISIONS, REVERE, EKCO, BAKER'S SECRET, CHICAGO CUTLERY, OXO and GRILLA GEAR. World Kitchen has been an affiliate of Borden, Inc. and a member of the Borden Family of Companies since April 1998.

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      World Kitchen currently employs approximately 5,200 people and has major manufacturing and distribution operations in the United States, Canada, United Kingdom, South America and Asia-Pacific regions. Additional information can be found at:

www.worldkitchen.com.


Certain matters discussed in this press release are forward-looking statements based on World Kitchen's current expectations and estimates as to prospective events about which World Kitchen can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and World Kitchen does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See the cautionary statement relating to forward-looking statements filed with the SEC in WKI Holding Company's Quarterly Report on Form 10-K for the period ended December 31, 2000.


[Editor's note: Chicago Cutlery, Corelle, Revere, Baker's Secret, Visions, EKCO and OXO are registered trademarks and Storage Deluxe is a trademark of World Kitchen, Inc. CorningWare and Pyrex are registered trademarks of Corning Incorporated, under license to World Kitchen, Inc.]

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